UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934 (Amendment No.      )

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QUALSTAR CORPORATION
(Name of Registrant as Specified in Its Charter)

BKF Capital Group, Inc.
Steven N. Bronson
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press Release
For Immediate Release

ISS Backs BKF Capital Group in Its Proxy Contest
to Remove and Replace the Board of Qualstar Corporation

Boca Raton, Florida, June 12, 2012 – BKF Capital Group, Inc. (OTCQB – “BKFG”), today announced that Institutional Shareholder Services is recommending that Qualstar Corporation (NASDAQ — “QBAK”) shareholders vote to remove the current Qualstar directors and replace them with BKF’s slate of nominees on the GOLD proxy card. ISS, a shareholder advisory firm, released its report, on Friday June 8th, recommending that shareholders support BKF and vote FOR the BKF proposals. In making its recommendation, ISS concludes—

[BKF has] made a compelling case that change is warranted due to concerns with oversight, deteriorating financials, share price underperformance, and a lack of board accountability and responsiveness. As such, we recommend that shareholders vote for the following items on the GOLD CARD...

BKF believes the ISS recommendation validates BKF’s position that Qualstar’s board has not been proactive in stemming the losses and restructuring its Tapes Library business, resulting in a continual decline in its stock price over the past 10 years.

Additionally, ISS agrees that Qualstar’s board “has maintained a significant level of under-utilized cash and securities and has not attempted to redeploy it to generate shareholder value.” Qualstar maintains approximately 70% of its total assets in cash and marketable securities, which generates a return of about 1%. BKF believes that investors should be able to allocate that cash more efficiently and in line with their individual risk tolerances.

ISS further observed concerning the BKF nominees that “[the BKF] slate has three nominees with compelling turnaround experience: Bronson, Fred, and Wolenski;” that “Leder's financial experience may help in managing Qualstar's portfolio [and] may also help Qualstar manage its substantial current lease obligation;” and that “Yu brings accounting expertise to the board.”

BKF urges all of Qualstar’s shareholders to vote for the BKF proposals on the GOLD proxy card and ignore the WHITE proxy card sent by Qualstar’s incumbent board. If you have any questions, please contact our proxy advisors:

PHOENIX ADVISORY PARTNERS
110 Wall Street
27th Floor
New York, NY 10005
Call Toll Free: (877) 478-5038
Banks And Brokers Call Collect: (212) 493-3910

About BKF Capital Group Inc.

BKF Capital Group Inc. (OTCQB - "BKFG") is a publicly traded company focused on arranging a merger, acquisition, business combination or other arrangement with both public and private companies with unique value opportunities and/or acquiring a controlling position in such companies through equity purchases or debt financings. For additional information please visit: www.bkfcapital.com.

Contacts:
BKF Capital Group, Inc.
Greg Heller 561-362-4199 x 330
gheller@bkfcapital.com